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                                                                   Exhibit 10.15

                       FOLKSAMERICA HOLDING COMPANY, INC.


                              Deferred Benefit Plan


        (As Adopted August [ ],1997)

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                       FOLKSAMERICA HOLDING COMPANY, INC.
                              DEFERRED BENEFIT PLAN

                                      INDEX

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ARTICLE       DESCRIPTION                                                        PAGE
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
  I.          PURPOSE OF PLAN ....................................................1

  II.         DEFINITIONS ........................................................1

  III.        ELIGIBILITY ........................................................4

  IV.         PARTICIPATION ......................................................4

  V.          GENERAL PROVISIONS .................................................5

  VI.         DEFERRED BENEFIT ACCOUNTS ..........................................6

  VII.        PARTICIPANTS' RIGHTS UNSECURED .....................................12

  VIII        PAYMENT OF DEFERRED RETIREMENT BENEFITS ............................12

  IX.         VALUATION DATE .....................................................15

  X.          DEATH OF PARTICIPANT ...............................................15

  XI.         ALIENATION .........................................................16

  XII.        TAX WITHHOLDING ....................................................16

  XIII.       CONSENT ............................................................17

  XIV.        SEVERABILITY .......................................................17

  XV.         AMENDMENT AND TERMINATION ..........................................17

  XVI.        CHANGE OF CONTROL ..................................................18

  XVII.       PLAN ADMINISTRATION ................................................19

                                       (i)

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                       Folksamerica Holding Company, Inc.
                              Deferred Benefit Plan

                                    ARTICLE I
                                 PURPOSE OF PLAN

1.1 The purpose of this Plan is to provide eligible Officers and Key Employees of the Company and its subsidiaries with deferred retirement benefits. The Plan is also intended to establish a method of attracting and retaining persons whose abilities, experience and judgment can contribute to the long-term strategic objectives of the Company.

1.2 The Committee intends that the Plan be an unfunded non-qualified deferred compensation plan maintained primarily for the purpose of providing deferred retirement benefits for a select group of management or highly compensated employees of the Company and its subsidiaries, and that contributions to the Plan shall be deductible by the Company pursuant to Section 404(a)(5) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                                   DEFINITIONS

As used in this Plan, the following terms shall have the meanings hereinafter set forth:

2.1 "Base Salary" means the annual salary paid to the Company's Officers and Key Employees which is paid bi-weekly (or other regular interval) during the calendar year.

2.2 "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise determined in accordance with ARTICLE V.

2.3     "Board of Directors" means the Board of Directors of the Company.

2.4 "Cash Incentive Bonus" means the Participant's portion (if any) of the Company's annual cash bonus pool normally awarded by the Board of Directors to the Company's employees shortly after the close of the calendar year, which is the relevant time frame used to judge such performance.

2.5 "Committee" means the Human Resources Committee as initially appointed by the Board of Directors and as appointed from time to time by written action of the Board of Directors.

2.6 "Company" means Folksamerica Holding Company, Inc., a Delaware corporation, and certain of its wholly-owned

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        affiliates as designated by the Committee or the Board of Directors from time to time, and their successors and assigns.

2.7 "Compensation" means Base Salary and Cash Incentive Bonuses (also overtime pay and military pay if applicable). Compensation specifically excludes performance units, stock appreciation rights, performance shares, restricted stock, warrants, stock options and other qualifying remuneration paid or otherwise payable by the Company. All annual cash bonuses are includible in Compensation in the year earned rather than paid.

2.8 "Deferral Period" means the total aggregate period of time, expressed in Plan Years, for which Deferred Retirement Benefits awarded for a particular Plan Year are to be invested in the Plan and not yet deemed payable to the Participant or his Beneficiary.

2.9 "Deferred Retirement Benefit" means the retirement benefit, expressed in U.S. dollars, deferred pursuant to ARTICLE VI of this Plan.

2.10 "Deferred Benefit Account" means the individual account maintained under the Plan for a Participant as determined under ARTICLE VI.

2.11 "Deferred Benefit Election Form" means the standardized election form that each Participant must execute in accordance with ARTICLE IV, a copy which is attached hereto as EXHIBIT # 1.

2.12 "Director" means a director of the Company who is not an employee of the Company.

2.13 "Final Average Pay" means the highest average Compensation of an employee for any five (5) consecutive years falling within the ten (10) year period ending on the employee's service separation date.

2.14 "Investment Option" means an option made available to Participants pursuant to ARTICLE VI.

2.15 "Investment Option Election" means a Participant election made pursuant to ARTICLE VI.

2.16 "Key Employee" means any executive employee or other overtime-exempt employee of the Company or any subsidiary which participates in the Plan, that the Committee in its sole discretion decides is important to the ongoing business objectives of the Company.

2.17 "Market Price of Share(s)" on any day means (i) if Shares are listed on the New York Stock Exchange, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which Shares are listed or admitted to trading or, if Shares are not listed or admitted to trading on any national securities exchange, the last quoted

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        sale price or, if not so quoted, the average of the high bid and the low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by one or more professional market makers making a market in Shares and (ii) if Shares are not publicly held or so listed or publicly traded, the fully diluted book value per Share as determined by the Committee in accordance with United States generally accepted accounting principles.

2.18 "Officer" means an officer of the Company or any subsidiary which participates in the Plan, as defined in the Corporate Bylaws.

2.19 "Participant" for any Plan Year means an Officer or Key Employee of the Company or any subsidiary which participates in the Plan, designated by the Committee as eligible to participate in the Plan.

2.20 "Plan" means the Folksamerica Holding Company, Inc. Deferred Benefit Plan as embodied herein and as amended from time to time.

2.21 "Plan Year" means the twelve (12) month calendar year beginning January 1 and ending December 31, or shorter period as the case may be in the year the Plan is adopted or terminated.

2.22 "Share(s)" means a share(s) of Folksamerica Holding Company, Inc. Common Stock ($.01 par value).

2.23 "Valuation Date" means the last business day of either a calendar year or calendar quarter, as the Committee will determine from time to time.

2.24 CONSTRUCTION. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

                                   ARTICLE III
                                   ELIGIBILITY

Each Officer and Key Employee of the Company or any subsidiary which participates in the Plan, shall be eligible to participate in the Plan if selected by the Committee. The Committee has total discretion to determine who is eligible to participate on a Plan Year by Plan Year basis.

                                   ARTICLE IV
                                  PARTICIPATION

4.1 ELECTION FORM. Subject to Sections 4.2 and 4.3, an eligible Officer or Key Employee should make a valid election by executing and filing with the Committee, before the commencement of such Plan Year, a DEFERRED BENEFIT ELECTION FORM, a copy of which is attached hereto as EXHIBIT # 1.

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4.2     NEW EMPLOYEES. Notwithstanding Section 4.1, a newly hired Officer or Key
        Employee who becomes a Participant after the first day of the current Plan Year may file a Deferred Benefit Election Form within fifteen (15) days after his initial date of employment with respect to the Deferred Retirement Benefit calculated on Compensation not yet earned for the remaining portion of the Plan Year.

4.3 DEFAULT ELECTIONS. If a Participant fails to file a timely Deferred Benefit Election Form in accordance with either Section 4.1 or 4.2, such Participant will forego all opportunity to make an Investment Option Election (Section 6.11), a Payment Method Election (Section 8.2) and a Payment Period Election (Section 8.3). Accordingly, failure to file a timely Deferred Benefit Election Form for a particular Plan Year will result in default elections being automatically triggered, which provide that:

        (i) the current Plan Year's calculated Deferred Retirement Benefit will be invested solely in the Prime Rate Investment Option;

        (ii) commencement of benefits will occur upon the first day of the Plan Year following the Plan Year in which termination of employment (for any reason) occurs; and

        (iii) the sole method of benefit payment to the Participant will be a lump sum.

4.4 ELECTION NOT REVOCABLE. Except as provided in Section 8.5, a Deferred Benefit Election Form, once executed and filed with the Committee, cannot be revoked for such current Plan Year's calculated Deferred Retirement Benefit.

4.5 VESTING. A Participant will be vested in his entire Deferred Benefit Account balance at all times and will not be subject to forfeiture for any reason.

4.6 PARTICIPATION IN DEFERRED COMPENSATION PLAN NOT REQUIRED. A Participant need not also participate in the Folksamerica Holding Company, Inc. Voluntary Deferred Compensation Plan in order to participate in this Plan for a particular Plan Year.

4.7 NEW ELECTIONS PERMITTED FOR EACH YEAR. All elections made on a Deferred Benefit Election Form for a particular Plan Year have no effect on, nor are affected by, elections made for future or past Plan Years. Each Plan Year election stands on its own.

                                    ARTICLE V
                               GENERAL PROVISIONS

5.1 NO RIGHT TO PAYMENT EXCEPT AS PROVIDED IN PLAN. No Participant or Beneficiary shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

5.2 EMPLOYMENT RIGHTS. The employment rights of any Participant shall not be enlarged, guaranteed or affected by

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        reason of the provisions of the Plan.

5.3 INITIAL PARTICIPATING COMPANIES. Currently, no subsidiary other than Folksamerica Reinsurance Company is permitted to participate in the Plan. However, the Committee can decide at a future date to allow inclusion of a new or previously excluded subsidiary(ies).

5.4 RECIPIENT UNDER A DISABILITY. If the Committee determines that any person to whom a payment is due hereunder is a minor, or is adjudicated incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to the legal guardian for the benefit of the minor or incompetent, without responsibility of the Company or the Committee to see to the application of such payment, unless prior to such payment claim is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

5.5 DESIGNATION OF BENEFICIARY. Each Participant may designate any person(s) or legal entity(ies), including his estate, as his Beneficiary under the Plan in writing to the Committee. A Participant may at any time revoke or change his designation of Beneficiary by writing to the Committee. If no person or legal entity shall be designated by a Participant as his Beneficiary, or if no designated Beneficiary survives him, his estate shall be his Beneficiary.

5.6 ELECTIONS. Any election made or notice given by a Participant pursuant to the Plan shall be in writing to the Committee, or to such representative as may be designated by the Committee for such purpose. Notice shall be deemed to have been made or given on the date received by the Committee or its designated representative.

5.7 CONTROLLING LAW. The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of New York.

                                   ARTICLE VI
                            DEFERRED BENEFIT ACCOUNTS

6.1 ACCOUNTS. Upon receipt of a Participant's valid Deferred Benefit Election Form, the Committee shall establish, as a bookkeeping entry only, a Deferred Benefit Account for such Participant. The Committee shall thereafter record to each Participant's Deferred Benefit Account, as of the last day of the previous Plan Year, the Deferred Retirement Benefit amount calculated pursuant to Section 6.3.

6.2 ADJUSTMENTS TO ACCOUNTS. The balance in a Participant's Deferred Benefit Account at any time will be calculated on a daily basis by: (i) aggregating all current or prior Plan Year Deferred Retirement Benefit amounts calculated pursuant to Section 6.3; (ii) adding (subtracting) thereto the cumulative interest equivalent, whether positive or negative, earned on such Deferred Retirement Benefit amounts computed in accordance with the rules of Sections 6.4, 6.5 and 6.6, 6.7 and 6.8; and
        (iii) from such total obtained, subtracting the aggregate payments made to the Participant in current or prior Plan Years in accordance with
        ARTICLE VIII and ARTICLE X.

6.4 INVESTMENT OF DEFERRED RETIREMENT BENEFITS. Deferred Retirement Benefit amounts shall be "theoretically invested"

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6.3     DEFERRED RETIREMENT BENEFIT. A Participant's total Deferred Retirement
        Benefit amount for the current Plan Year shall be the sum of the following components, each of which is considered a separate Deferred Retirement Benefit solely for purposes of a Participant making an Investment Option Election pursuant to Section 6.11:

        (i) six percent (6%) of a Participant's Base Salary determined as of the beginning of a Plan Year, subject to an inflation adjusted, maximum annual dollar amoun as published by the Internal Revenue Service for a tax qualified plan commonly referred to as a 401(k) plan; and,

        (ii) the excess of: (a) the lump sum present value equivalent of the normal retirement benefit (i.e. a monthly annuity starting at age 65) computed as of the end of the CURRENT Plan Year, over (b) the lump sum present value equivalent of the normal retirement benefit computed as of the end of the PRIOR Plan Year.

        Solely for purposes of this Section 6.3(ii), the calculation of each Plan Year's normal retirement benefit shall employ recognized actuarial principles and such other reasonable assumptions deemed necessary by the Committee to achieve the stated objective of providing each Participant with a retirement benefit which approximates the benefit that a Participant would have been entitled under the Folksamerica Holding Company Retirement Plan, but assuming that the mandatory "Top Heavy" rules (i.e., internal revenue Code Sections 401 and 415) and maximum compensation limits imposed on all qualified plans do not exist.

6.3(a) PROSPECTIVE CATCH-UP ADJUSTMENT. In recognition of the fact that the calculation of the Deferred Retirement Benefit for a particular Plan Year is based on estimates made as of the beginning of a Plan Year as to what a Participant's Compensation will be for an entire Plan Year, a prospective catch-up adjustment, either positive or negative, shall be made if a Participant's actual Compensation differs from ESTIMATED Compensation. Accordingly, such difference will be considered an additional Deferred Retirement Benefit or Detriment, as the case may be, but will be taken into account solely in determining the Deferred Retirement Benefit amount for the Plan Year following the Plan Year to which the adjustment relates.

6.4 INVESTMENT OF DEFERRED RETIREMENT BENEFITS. Deferred Retirement Benefit amounts shall be "theoretically invested" under any of the investment Options described below, as elected by the Participant.

6.5 PRIME RATE INVESTMENT OPTION. Interest equivalents, equal to the product of (i) the Daily Prime Rate and (ii) the portion of the Deferred Benefit Account balance existing as of the end of the previous day in the Prime Rate Investment Option, shall be credited each day to a Participant's Deferred Benefit Account.

6.5(a) DAILY PRIME RATE. Expressed as a percentage, the "Daily Prime Rate" as described in Section 6.5 will be calculated by dividing the "base rate" of interest announced publicly by Citibank, N.A. in New York, N.Y. (or the prime or base rate of another large commercial bank selected by the Committee), as in effect on the last business day of each month, by 360.

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6.6     PHANTOM SHARE INVESTMENT OPTION. Interest equivalents shall be credited to (subtracted from) amounts in the Phantom Share Investment Option on a daily basis. Such daily interest equivalents shall be equal to the product of (i) the aggregate number of Phantom Shares in a Participant's Phantom Share Investment Option at the close of business on the PRECEDING calendar day and (ii) an amount equal to (a) the Market Price of Shares on the CURRENT calendar day, plus (b) dividends paid or payable, as defined in Section 6.5(c), with respect to a single Share on such CURRENT calendar day, minus (c) the Market Price of Shares on the PRECEDING calendar day. For purposes of comparability, the above calculation shall be adjusted for any stock splits or stock dividends occurring during the current calendar day which affects the number of Phantom Shares a Participant held on the PRECEDING calendar day.

6.6(a) PHANTOM SHARES GRANTED TO PARTICIPANT. Subject to the Phantom Share Cumulative Dollar Limitation contained at Section 6.11(b), the number of Phantom Shares granted to a Participant will be determined by dividing the dollar amount of Deferred Retirement Benefit allocated to the Phantom Share Investment Option by the Conversion Price. Such total amount of Phantom Shares determined will then be rounded to the next one-tenth (1/10) Phantom Share.

6.6(b) CONVERSION PRICE. The Conversion Price of Shares used to calculate the number of Phantom Shares to be added to a Participant's Deferred Benefit Account as of the beginning of a Plan Year will be the closing Market Price of Shares at the end of the last business day of the immediately preceding Plan Year.

6.6(c)  DIVIDENDS REINVESTED IN PHANTOM SHARE INVESTMENT OPTION. For purposes of
        Section 6.6, dividends "paid or payable" shall mean either in cash or property, but shall exclude stock dividends or stock splits, as the case may be. Further, dividends paid or declared payable on the preceding day will be treated as automatically reinvested in Shares as of the end of such day at the closing Market Price of Shares; provided the Participant's account held Phantom Shares on the last day the Company declares as the date stockholders of record are entitled to receive such dividend on Shares (i.e. the "ex-dividend" date).

6.6(d) OTHER DILUTIVE AND ANTI-DILUTIVE TRANSACTIONS AFFECTING PHANTOM SHARES. In addition to Section 6.6(c), and subject to other provisions in the Plan, the Committee has the discretion to make appropriate adjustments to a Participant's account invested in the Phantom Share Investment Option where a "capital transaction" or "corporate reorganization" has the affect of changing the economic equivalent number of Phantom Shares that a Participant has been credited under this Plan. The Committee shall make an adjustment to the portion of each Participant's Deferred Benefit Account invested in the Phantom Share Investment Option so affected (if any), either positive or negative as the case may be, to ensure that neither unintended economic benefits nor detriments are conferred on a Participant solely by reason of such capital transaction or corporate reorganization.

6.6(e)  CAPITAL TRANSACTION OR CORPORATE REORGANIZATION. Solely for purposes of
        Section 6.6(d), a "capital transaction" or "corporate reorganization" shall not be limited to its ordinary meaning if in fact a Participant would be conferred an economic benefit or detriment by some other corporate transaction which is not literally considered a capital transaction or corporate reorganization under common business usage of said terms.

6.7 EQUITY FUND INVESTMENT OPTION. Interest equivalents, equal to the product of (i) the daily published total return for the

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        Oakmark Fund and (ii) the Deferred Benefit Account balance existing as of the end of the previous day in the Equity Fund Investment Option, shall be credited each day to a Participant's Deferred Benefit Account.

6.8 FIXED-INCOME FUND INVESTMENT OPTION. Interest equivalents, equal to the product of (i) the daily published total return for the PIMCo Total Return Fund and (ii) the Deferred Benefit Account balance existing as of the end of the previous day in the Fixed-Income Fund Investment Option, shall be credited each day to a Participant's Deferred Benefit Account.

6.9 OTHER INVESTMENT OPTIONS. The Committee may make other Investment Options available under the Plan from time to time. Earnings (loss) shall be credited to (subtracted from) amounts invested in such other Investment Options on a daily basis as determined by the Committee.

6.10 INVESTMENT OPTION ELECTION. Amounts invested in any Investment Option may be transferred annually among any available Investment Options (including a transfer to/from the Phantom Share Investment Option) in accordance with procedures established by the Committee. Such transfer election may be made only within the 10-business day period commencing on the third business day following release of the Company's third quarter financial information.

        An Investment Option election shall remain in effect for future Deferred Compensation (including amounts deferred in subsequent Plan Years) unless and until a new Investment Option Election is filed with the Committee.

6.11(a) INVESTMENT OPTION ALLOCATION. Subject to the Phantom Share Cumulative
        Dollar Limitation contained at Section 6.11(b), each Participant can elect to allocate each component of a Plan Year's total Deferred Retirement Benefit among the available Investment Options as described in Sections 6.5, 6.6, 6.7, 6.8 and 6.9.

6.11(b) PHANTOM SHARE CUMULATIVE DOLLAR LIMITATION. Notwithstanding a
        Participant's ability to allocate Deferred Retirement Benefits for a Plan Year among the available Investment Options, a Participant's election to invest Deferred Retirement Benefits in the Phantom Share Investment Option may be limited (either in whole or in part) as described herein: (i) Without requiring authorization from the Board of Directors, but subject to all other provisions in this Plan, a Participant may continue to invest Deferred Retirement Benefits in the Phantom Share Investment Option to the extent the portion of a Participant's Deferred Benefit Account balance invested in the Phantom Share Investment Option does not have a fair market value which exceeds five million dollars ($5,000,000.00).

        (ii) Unless authorized by the Board of Directors, a Participant is precluded from investing additional Deferred Retirement Benefits in the Phantom Share Investment Option if the portion of a Participant's Deferred Benefit Account balance previously invested in the Phantom Share Investment Option has a fair market value which exceeds five million dollars ($5,000,000.00).

6.12 DELETION OF INVESTMENT OPTIONS. Except as provided in Section 15.2, the Committee cannot delete or alter the terms of an existing Investment Option without the written permission of those Participants affected by such proposed amendment whose Deferred Retirement Benefits is invested in such Investment Option.

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                                   ARTICLE VII
                         PARTICIPANTS' RIGHTS UNSECURED

7.1 UNSECURED CREDITORS. Amounts credited to Deferred Benefit Accounts shall be dealt with in all respects as working capital of the Company. Therefore the right of a Participant to receive any distribution hereunder shall be an unsecured claim against the general assets of the Company.

7.2 NO ACTUAL INVESTMENT REQUIRED. Subject to ARTICLE XVI, no assets of the Company shall in any way be held in trust for, or be subject to, any prior claim by an Officer or a Key Employee or his Beneficiary under the Plan. Further, neither the Company nor the Committee shall have any duty whatsoever to invest any amounts credited to any Deferred Benefit Accounts established under the Plan.

                                  ARTICLE VIII
                     PAYMENT OF DEFERRED RETIREMENT BENEFITS

8.1 COMMENCEMENT OF BENEFITS. Subject to Sections 4.3 and 8.1(a), when, and at the same time, an eligible Participant elects to invest Deferred Retirement Benefits for any particular Plan Year, he shall also elect on the Deferred Retirement Benefits Election Form to have the portion of his Deferred Benefit Account balance attributable to such current Plan Year commence to be paid on the first day of the Plan Year following the Plan Year in which the EARLIER event occurs:

        (i) upon separation from service due to either termination, normal retirement, death or disability; or

        (ii)  upon the date such Participant attains a selected age.

8.1 (a) 365 DAY MINIMUM DEFERRAL PERIOD. Notwithstanding the time for the commencement of benefits pursuant to Section 8.1, commencement of benefits will not occur prior to the expiration of a 365 day period beginning the day after the date on which a Deferred Retirement Benefit is awarded as provided in this Plan.

        (i)   one lump sum on the benefit commencement date;

8.2 PAYMENT METHOD ELECTION. At the time the Deferred Benefit Election Form is filed pursuant to ARTICLE IV, Participants must also elect the method of receiving payment of their Deferred Benefit Account balance upon the first day of the Plan Year following the expiration of the elected Deferral Period. Each Participant shall elect to receive payment of his account either in:

        (ii) annual installments, with interest, over a specified period (determined in accordance with Section 8.3), beginning on the commencement date; or

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        (iii) an annual installment/lump-sum combination where 25%, 50% or 75%
              of the Deferred Benefit Account balance is paid in annual installments over a specified period (determined in accordance with Section 8.3), beginning on the commencement date, and the remaining balance paid in lump-sum, with accrued interest, at the end of the elected payment period.

8.2(a) INSTALLMENT PAYOUT FORMULA. It a Participant selects payment option (ii) or (iii) of Section 8.2, the annual installment amount for a particular Plan Year will be computed as follows:

                     $W = ($X / [Y SUB(yr) - Z SUB(yr)] )

        Where $W = Installment amount paid to the Participant in a particular Plan Year.

        Where $X = The Participant's Deferred Benefit Account balance at end of the prior Plan Year.

        Where Y SUB(yr) = The number of years originally elected by the Participant for the payment period.

        Where Z SUB(yr) = The number of years in the elected payment period already elapsed.

8.2(b) DEFERRAL ELECTION OVERRIDE. Notwithstanding anything contained herein to the contrary, with respect to any deferral election effective for Compensation earned after 1996, in the event that any amounts payable to a Participant hereunder (when aggregated with any other remuneration) would not be deductible by the Company as a result of Section 162(m) of the Code, such amounts shall not be paid until the first Plan Year in which the amount would be deductible under Section 162(m) of the Code.

8.3 PAYMENT PERIOD ELECTION. At the time an Eligible Participant elects to be a Participant for any Plan Year, he shall concurrently elect on the Deferred Benefit Election Form the number of years, up to a maximum of fifteen (15), over which his Deferred Benefit Account shall be paid out upon the expiration of the Deferral Period.

8.3(a) AUTOMATIC PAYMENT PERIOD OVERRIDE. Notwithstanding the Participant's payment period election pursuant to Section 8.3, in the case of termination for cause (Section 8.6) or death of the Participant (ARTICLE
        X), such payment period election will be automatically changed to the lump-sum option contained at Section 8.2(i).

8.4 PAYMENT DENOMINATION. All payments made to Participants shall be paid solely in cash.

8.5 CHANGE OF PRIOR ELECTIONS. Subject to the consent of the Committee, a Participant may file a request to change his prior election with respect to the timing of commencement of benefits (Section 8.1), payment method (Section 8.2) and/or payment period (Section 8.3). Such new election must be filed with the Committee at least 365 days prior to the date on which payment of benefits would commence under either the original or the revised election. Only one such request will be approved with respect to any Participant.

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8.6     TERMINATION FOR CAUSE. Notwithstanding the payment period election made under Section 8.3, if a Participant is terminated for cause as determined by the Committee, payment of the entire amount remaining in his Deferred Benefit Account for all Plan Years shall be made in one lump sum on the first day after the end of the Plan Year in which termination occurred. Termination for cause shall include gross negligence, willful misconduct and fraud against the Company or any of its subsidiaries.

8.7 HARDSHIP WITHDRAWAL. Upon application of any Participant and approval thereof by the Committee, the Participant may withdraw, by reason of hardship, part or all of his Deferred Benefit Account. "Hardship" shall mean an unanticipated emergency situation in the Participant's financial affairs beyond the Participant's control, including illness or an accident involving the Participant, his dependents or other members of his family, or other significant financial emergency, as determined by the Committee in its sole discretion.

8.8 ACCRUED INTEREST PERIOD. For purposes of determining the benefits to be paid to Participants under ARTICLES VIII and X, interest on such Deferred Benefit Account balance will continue to accrue through the end of November in the Plan Year prior to the Plan Year in which payment of benefits will be made. Interest for the month of December in the Plan Year prior to the Plan Year in which payment of benefits will be made is calculated by using the following formula:

                                [$X x Y%]x30= $Z

        Where $X = Participant's Deferred Benefit Account balance at November 30th.

        Where Y% = Daily Prime Rate (see Section 6.5(a)) in effect on November 30th.

        Where $Z = Additional accrued interest due Participant for the month of December.

                                   ARTICLE IX
                                 VALUATION DATE

9.1 VALUATION. On each Valuation Date, the Deferred Benefit Account balance of each Participant shall be valued by the Committee. The current value, and the change in value from the prior Valuation Date (whether positive or negative), shall be communicated in writing to each Participant within forty-five (45) days after such Valuation Date.

9.2 VALUATION DATES. A Valuation Date shall, at a minimum, be four times during a Plan Year ending on each of the quarterly periods March 31, June 30, September 30 and December 31.

                                    ARTICLE X
                              DEATH OF PARTICIPANT

Notwithstanding the payment period election made under Section 8.3, a Participant's estate or designated Beneficiary shall be paid the value of his Deferred Benefit Account in one lump sum on the first day after the end of the Plan Year in which his death occurred. Interest on such balance shall be determined in accordance with the rules contained in
Section 8.8.

                                   ARTICLE XI
                                   ALIENATION

Other than as provided in ARTICLE X, anticipation, alienation, sale, transfer, assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized, and to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

                                   ARTICLE XII
                                 TAX WITHHOLDING

12.1 WITHHOLDING. Subject to Sections 12.2 and 12.3, the Company shall deduct from all payments under the Plan each Participant's share of any taxes required to be withheld by any Federal, state or local government. The Participants and their Beneficiaries, distributees and personal representatives will bear any and all Federal, FOREIGN, STATE, LOCAL INCOME TAXES OR ANY OTHER TAXES IMPOSED ON PARTICIPANTS ON AMOUNTS UNDER THIS PLAN.

12.2 FICA TAXES. Pursuant to Code Section 3121(v), Compensation deferred pursuant to the Plan is subject to FICA withholding at the time of deferral rather than at the time of distribution to the Participant. Accordingly, each Participant who has not yet reached the maximum compensation levels subject to FICA withholding at the time Compensation is deferred herein will be required to pay (by payroll deduction or check) to the Company his share of FICA taxes then due and payable.

12.3 TAXES DUE AT DEFERRAL DATE OTHER THAN FICA TAXES. If any of the taxes referred to in Section 12.1 are due at the time of deferral, instead of at the time of payout, the Participant will be required to pay (by payroll deduction or check) to the Company the Participant's share of any such taxes then due and payable.

                                  ARTICLE XIII
                                     CONSENT

        By electing to become a Participant, each Officer and Key Employee shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company, the Board or the Committee with regard to the Plan. Such terms and consent shall also apply to, and be binding upon, the Beneficiaries, distributees and personal representatives and other successors in interest of each Participant.

                                   ARTICLE XIV
                                  SEVERABILITY

        In the event any provision of the Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.

                                   ARTICLE XV
                            AMENDMENT AND TERMINATION

15.1 BOARD MAY AMEND OR TERMINATE. Subject to Sections 15.2 and 15.3, the Board of Directors, may at any time modify or amend any or ail of the provisions of the Plan or may at any time terminate the Plan.

15.2 (i) INVESTMENT OPTIONS. Notwithstanding Section 15.1, the Board of Directors cannot delete or alter the terms of the Investment Options, contained herein at Sections 6.5, 6.6, 6.7, 6.8 and6.9, without the written permission of those Participants whose Deferred Benefit Account is invested in such Investment Option(s) who would be affected by such proposed amendment. However, nothing contained herein shall prevent the Board Directors from substituting a new investment option for the Phantom Share Investment Option if the common stock of the Company (currently Shares) is not publicly traded on a nationally recognized stock exchange. In the event of such an occurrence, the Board of Directors shall have the sole authority to substitute a new Investment Option and allow only those Participants affected to transfer their Phantom Share account balance to another Investment Option if the substituted Investment Option is not acceptable to the particular Participant.

        (ii) FIDUCIARY GUIDELINES. Notwithstanding Section 15.1 and Section 15.2(i), the Board of Directors will not make amendments to or terminate the Plan if such amendments or termination would reduce a Participant's balance in his Deferred Benefit Account. Further, the Board of Directors will not make amendments which would in any way eliminate the express requirement in Section 16.1 requiring the establishment of a Rabbi Trust in the event of a Change of Control if one has not previously been established.

15.3 TERMINATION. In the event of termination of the Plan, the Committee shall give written notice to each Participant that the entire balance in his Deferred Benefit Account will be distributed in the manner initially elected by each Participant pursuant to ARTICLE VIII. Further, pursuant to the responsibility vested with the Committee as stated in Section 17.1, the Committee will evaluate the advisability of establishing a Rabbi Trust, if one does not already exist, in light of the circumstances that caused the Board of Directors to terminate the Plan.

                                   ARTICLE XVI
                                CHANGE OF CONTROL

16.1 FUNDING OF TRUST. Notwithstanding ARTICLE VII, upon a "Change of Control" as defined in Section 16.2, the Board of Directors is required to cause the immediate contribution of funds to a trust, if not previously established (i.e. "Rabbi Trust" established in accordance with Rev. Proc. 92-64 (or any successor) or other funding mechanism approved by the Internal Revenue Service which would not result in Plan Participants being in constructive receipt of income), for the benefit of each Plan Participant, as beneficiary. The assets of such trust shall at all times be subject to the claims of general creditors of the Company. Such contribution will be equal to the balance in each

        Participant's Deferred Benefit Account as of the Change of Control date. Further, if the Plan is not terminated upon such Change of Control, the Company will continue to contribute to the trust, on an annual basis, an amount of cash equal to the Deferred Retirement Benefit awarded to each Participant after the Change of Control.

16.2 CHANGE OF CONTROL. For purposes of this Plan, a "Change of Control" shall occur if:

        (i) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Fund American Enterprises Holdings, Inc. (through its affiliate White Mountains Holdings, Inc.), Folksam Mutual General Insurance Company, Wiener Staedtische Allgemeine Versicherung, P & V Assurances S.C., Forsikringsaktieselskapet Samvirke or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under such Exchange Act) of fifty percent (50%) or more of the Company's then outstanding Shares;

        (ii) as defined in Section 16.3, the "Incumbent Board of Directors", cease to constitute a majority of the Board of Directors of the Company; or

        (iii) the business of the Company for which the Participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company).

16.3 INCUMBENT BOARD OF DIRECTORS. Incumbent Board of Directors shall mean those individuals who, as of January 1, 1997, constituted the Board of Directors or, alternatively, those members elected or nominated after January 1, 1997, who were approved for such election or nomination by a vote of at least a majority of the directors then comprising the Incumbent Board of Directors. Further, individuals shall be excluded whose initial assumption of office is or was in connection with an actual or threatened election contest relating to the election of the directors of the Company (as used in rule 14a-11 under the Securities Exchange Act of 1934).

                                  ARTICLE XVII
                               PLAN ADMINISTRATION

17.1 COMMITTEE. The general administration of the Plan, the decision to establish a trust and the responsibility for carrying out its provisions shall be placed in the Committee.

17.2 DETERMINATIONS OF THE COMMITTEE. Subject to the limitations of the Plan, the Committee shall from time to time establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

17.3 MAJORITY VOTE. Any act which the Plan authorizes or requires the Committee to do may be done by a majority (expressed from time to time by a vote at a meeting or in writing without a meeting) and shall constitute the action of the Committee, and shall have the same effect for all purposes as if assented to by all members of the Committee.

17.4 AUTHORIZATION OF COMMITTEE MEMBERS. The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment, or perform any other act which the Plan authorizes or requires the Committee to do.

17.5 AGENTS. The Committee may employ or retain agents to perform such clerical, accounting, and other services as it may require in carrying out the provisions of the Plan.

17.6 Any and all such costs in administering this Plan will be paid and incurred by the Company.

17.7 NOTICES. All written notices or elections as required herein shall be sent either by U.S. mail, overnight carrier service or personal delivery to the address below:

                       Folksamerica Holding Company, Inc..
                          ONE LIBERTY PLAZA, 19TH FLOOR
                               New York, NY 10006
                                Attention:[     ]

                                                                     EXHIBIT # 1

                       FOLKSAMERICA HOLDING COMPANY, INC.
                       DEFERRED BENEFIT PLAN ELECTION FORM

Participant Name:_________________________________ Soc. Sec. #:_________

Primary Beneficiary Name(s):_______________________ Relationship:

Contingent Beneficiary Name(s);____________________ Relationship:_______________

I. FUTURE COMPENSATION DEFERRAL ELECTION

          This election is made pursuant to Article IV of the FOLKSAMERICA HOLDING COMPANY, INC. DEFERRED BENEFIT PLAN (the 'Plan'), effective August (1. 1997. Effective for the 1997 Plan Year (1/1/97 to 12/31/97), the Participant irrevocably consents to defer the following type(s) of compensation which would otherwise be payable to the Participant in the amount(s) disclosed herein:

                                                                      Allocated To The Following:

                                                           % To                % To             % To PIMCo       % To OakMark
Type Of Compensation Deferred                            Prime Rate        Phantom Share         Bond Fund       Equity Fund
-----------------------------                            ----------        -------------        ----------       ------------
1 1996/1997 Pension Benefit

2. Other:

EMPLOYEE NOTES & INSTRUCTIONS

        ________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

II.  SIGNIFICANT PLAN LIMITATIONS

1 Participants cannot take cash up front in lieu of amounts being contributed into the Plan.

2 An Estimate of the annual Pension Benefit will be contributed to the Plan as of the end of each Plan Year. Also at the end of the Plan year a corresponding correction or "true-up' will be made (either plus or minus) without also retroactively correcting any investment earnings earned during the Plan year on such estimated contribution.

3. If a Participant separates from service due to death or termination for cause (as defined in the Plan), a lump-sum distribution will be made notwithstanding an alternative payment method and period selected by the Participant in Part IV below.

4. Percentages must be in 10% increments.

III. COMPENSATION DEFERRAL PERIOD ELECTION

     The Participant hereby elects to defer the receipt of such compensation (including interest credited during the deferral period) until the first day of the Plan Year (the 'commencement date') following the Plan Year in which the EARLIER of the following events occur:

1) separation from service from Folksamerica Holding Company, Inc. or its subsidiaries due to retirement, death, termination or disability; or

2) attaining the age of________, (see note) selected by the Participant.

NOTE: Benefits credited in 1997 will commence payout no earlier than January 1, 1999.


IV. PAYMENT PERIOD & PAYMENT METHOD ELECTIONS

     Participant understands that payment of the deferred compensation account balance can be received: option #1) in one lump-sum on the commencement date: option #2) in annual installments, with interest, over a maximum 15 year period beginning on the commencement date (i.e. 1/15th of account balance is paid out in the first year, 1/14th of remaining balance is paid out in the second year, 1/13th is paid out in the third year, etc.); or option #3) in a lump-sum/annual installment combination where 25%, 50% or 75% is paid out in annual installments, with interest, over a maximum 15 year period beginning on the commencement date using the same payout formula as in option #2 (i.e. 1/15th, 1/14th, 1/13th, etc.) with the balance, with interest, paid out in-lump-sum at the end of the payment period so elected.

Participant hereby elects option #______________(either 1, 2 or 3) over __________ years (max. of 15); with____________% (either 25%, 50% or 75%) paid out in annual installments; with the residual balance paid out in lump sum at the end of the payout period.

V. PARTICIPANT ACKNOWLEDGMENT

Upon the execution of this election form, the Participant hereby acknowledges receipt of a copy of the Plan, and more importantly, understands the rules and restrictions contained in the Plan which effect the Participant's rights to control over such amounts elected to be deferred herein.

PARTICIPANT SIGNATURE:______________________________Date:__________________

ACKNOWLEDGED BY:____________________________________Date:__________________


                 PLEASE RETURN THIS FORM TO THE PERSON BELOW:

                       Folksamerica Holding Company, Inc.
                          One Liberty Plaza, 19'h Floor
                               New York, NY 10006
                                Attention: [  ]